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                                                                    EXHIBIT 10.7

     WRITTEN DESCRIPTION OF NON-WRITTEN CONSULTANCY AGREEMENT WITH SHAWN QU

     Prior to December 2005, the Registrant paid Dr. Shawn Qu, its chairman and chief executive officer, compensation for his services in the form of consultancy fees, on a quarterly basis, to a consulting company owned by him. The consultancy agreement was non-written and provided for consultancy fees to be paid to Dr. Qu in return for the project consulting, general management and technology services that he provided to the Registrant.